THIRD AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of March 26, 2018 by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower"), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to a Credit Agreement dated April 29, 2016, as amended by a First Amendment to Credit Agreement and Loan Documents dated October 28, 2016 and a Second Amendment to Credit Agreement and Loan Documents dated effective as of July 31, 2017 (as further amended from time to time, the "Agreement") providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith (the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents"); and

WHEREAS, Borrowers, Lenders and Agent desire to make certain amendments and modifications to the Agreement and Loan Documents.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Agreement.

2.Amendments to Agreement.

(a)    Applicable Margin - Pricing Grid. The pricing grid set forth in the definition of "Applicable Margin" set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

Level	Total Leverage Ratio	Commitment Fees	Eurodollar Margin	Base Rate Margin	Letter of Credit Fees
I	Less than 1.50 to 1.00	0.25%	2.75%	1.75%	2.75%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.375%	3.00%	2.00%	3.00%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.50%	3.25%	2.25%	3.25%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	.50%	3.50%	2.50%	3.50%
V	Greater than or equal to 3.00 to 1.00	.50%	3.75%	2.75%	3.75%

(b)    Total Leverage Ratio. Section 7.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
(a)    the Total Leverage Ratio to exceed the ratio set forth below for the designated date of determination set forth below:

Fiscal Quarter ended as of:	Total Leverage Ratio
March 31, 2018	3.50:1.00
June 30, 2018	3.25:1.00
September 30, 2018	3.25:1.00
December 31, 2018 and each fiscal quarter thereafter	3.00:1.00

3.Representations and Warranties. Each Borrower represents, warrants, and agrees that:

(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon delivery to Agent of (i) all executed counterparts hereto, (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A, (iii) payment to the Agent for the sole account of the Agent, a structuring fee, as provided in the supplement to Agent's Fee Letter to be executed in connection with this Amendment, and (iv) payment to Agent for distribution to the Lenders in accordance with their Percentages, of a closing fee in the amount of Thirty Thousand Four Hundred Fifteen and 00/100 Dollars ($30,415.00), which fee is deemed to be fully earned on the date hereof, and not refundable under any circumstance. Such date upon which the foregoing conditions have been satisfied to the Agent's satisfaction shall be referred to as the "Third Amendment Effective Date."

(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.

(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

(d)No Default or Event of Default has occurred under the Agreement or any other Loan Document, and no event has occurred or condition exists that is or; with the giving of notice or lapse of time or both, would be such a Default or Event of Default.

4.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.

5.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

6.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.

7.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

8.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Agreement, the Loan Documents and/or the Indebtedness.

9.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

10.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THE

[Signatures on following page]

This Amendment is executed and delivered as of the date first entered above, but effective as of the Third Amendment Effective Date.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
Dan Zinser
Its:    Vice President

FIFTH THIRD BANK,
as Lender

By:
Margaret Sigler
Its:    Vice President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Third Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Flagstar Bank, FSB, in its capacity as a "Lender", and Fifth Third Bank, in its capacity as a "Lender", executed in connection with the Credit Agreement dated as of April 29, 2016 among Borrowers, Lenders and the Agent, as amended (the "Agreement"), and (ii) ratifies and affirms its Guaranty dated as of April 29, 2016 (the "Guaranty"), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the 26th day of March, 2018.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.,
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.,
UNIQUE-PRESCOTECH, INC.,
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:
    Thomas Tekiele, Secretary of each of
    the above entities